Exhibit 24
GRUBB & ELLIS COMPANY
POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K
Each of the undersigned, being a director of Grubb & Ellis Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Mark E. Rose his Attorney-in-Fact, with full power of substitution, to execute for and on behalf of the undersigned and file with the Securities and Exchange Commission, in his capacity as director of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2005 and any and all amendments or supplements thereto, and any and all instruments or documents filed as part of or in conjunction with such Annual Report or amendments or supplements thereto, and hereby ratifies all that said Attorneys-in-Fact or any of them may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney on the 27th day of September 2005.

/s/ R. David Anacker	/s/ C. Michael Kojaian

R. David Anacker	C. Michael Kojaian

/s/ Anthony G. Antone	/s/ Robert J. McLaughlin

Anthony G. Antone	Robert J. McLaughlin

/s/ Rodger D. Young

Rodger D. Young